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                                                                    Exhibit 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
PLATINUM technology International, inc.:

We consent to the use of our reports dated February 8, 1999, except for Note 19, which is as of March 29, 1999, relating to the consolidated balance sheets of PLATINUM technology, International, inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, comprehensive loss, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, and the related consolidated financial statement schedule, incorporated by reference in this registration statement on Form S-3 from PLATINUM technology International, inc.'s annual report on Form 10-K for the year ended December 31, 1998 and to the reference of our firm under the heading "Experts." Our reports were based in part on the reports of other auditors.


                                      /s/ KPMG LLP

Chicago, Illinois
April 19, 1999